Exhibit 23



         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694, No. 33-48952 and No.
         33-57543, each on Form S-8, and No. 33-45863, No. 33-50981,
         No. 33-52986, No. 33-50579, No. 33-55439, No. 33-58467, No.
         33-56603, No. 33-63609, No. 33-63925 and No. 33-65087, each on Form S-4, of Mercantile Bancorporation Inc. of our report dated January 24, 1995, appearing in the Annual Report on Form 10-K of Hawkeye Bancorporation for the year ended December 31, 1994, in connection with Form 8-K of Mercantile Bancorporation Inc. dated January 2, 1996.



         /s/ Deloitte & Touche LLP

         Des Moines, Iowa
         January 16, 1996